Exhibit 99.2

Mark here for address change and see other side.	☐

Directors recommend a vote “FOR”

		For	Against	Abstain
1.	Approve the Agreement and Plan of Merger, dated as of March 4, 2006, as amended, among BellSouth, AT&T Inc. and a wholly- owned subsidiary of AT&T Inc.	☐	☐	☐

Proxy Card
BellSouth Corporation
Special Meeting of
Shareholders
Friday, July 21, 2006

Signature(s)	Date

NOTE: Please sign as name(s) appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲Proxy Card: Detach above and return if voting by mail. ▼Admission Ticket: Keep the below portion for admission and reference.
Admission Ticket and Voting Instructions
Dear Shareholder:
Your proxy voting card is attached above. Your vote is important and we encourage you to vote promptly using one of the following methods. If you choose to vote by Internet or telephone, follow the instructions provided when you access the system. If you vote your proxy over the Internet or by telephone, please do not mail your proxy card.
Vote by Internet www.proxyvoting.com/bls 1. Have this proxy card in hand.
2. Access www.proxyvoting.com/bls. 3. Follow the steps provided on the secure website. OR Vote by Telephone 1-866-540-5760 1. Have this proxy card in hand. 2. Call 1-866-540-5760 toll-free using a Touch-Tone phone. 3. Follow the recorded instructions. OR Vote by Mail 1. Mark, sign and date this proxy card. 2. Return the card in the enclosed postage-paid envelope, or mail it to: BellSouth Shareholder Services Proxy Department P.O. Box 3517 South Hackensack, NJ 07606-9217 For technical assistance with Internet or phone voting, call 1-877-807-8895.
Admission Ticket
Special Meeting of Shareholders
Friday, July 21, 2006
11:00 a.m. Eastern time
(See the directions/map on back.)
View webcast on the Internet at
www.bellsouth.com/investor

PROXY
This proxy is solicited on behalf of the BellSouth Board of Directors for the Special Meeting of Shareholders to be held on July 21, 2006.
The undersigned hereby appoints Rebecca M. Dunn and Marc Gary, and each of them, proxies with full power of substitution to vote all shares of BellSouth common stock of the undersigned at the Special Meeting of Shareholders and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matter described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote in accordance with the Directors’ recommendation on the matter listed on the reverse side of this card, and at their discretion on any other matter that may properly come before the meeting.
This card provides voting instructions for all shares registered in your name. For employees of BellSouth and Cingular Wireless, it also provides voting instructions for shares held in the various benefit plans.
Your vote is important. If you choose to vote by mail, please sign and date on the reverse and return promptly in the enclosed envelope; or mail to BellSouth Shareholder Services — Proxy Department, P.O. Box 3517, South Hackensack, NJ 07606-9217.
Please vote, sign and date on the other side.

Indicate any address change below, and mark the address change box on the other side.

▲ Proxy Card: Detach above and return if voting by mail.
Special Meeting of Shareholders
Cobb Galleria Centre
Two Galleria Parkway, Atlanta, Georgia
Friday, July 21, 2006
10:00 a.m. Eastern time — Doors Open
11:00 a.m. Eastern time — Meeting Begins

DIRECTIONS:
Northbound on I-75: Take exit 259B (I-285 Westbound). Take the Cobb Pkwy./U.S. Hwy. 41 exit. Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second traffic light onto Galleria Drive.
Southbound on I-75: Take exit 259 (I-285 Westbound). Take the Cobb Pkwy./U.S. Hwy. 41 exit. Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second traffic light onto Galleria Drive.
Westbound on I-285: Take exit 20 (Cobb Pkwy./U.S. Hwy. 41). Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second traffic light onto Galleria Drive.
Eastbound on I-285: Take exit 19 (Cobb Pkwy./ U.S. Hwy. 41) and turn right onto Cobb Pkwy. headed south. Turn left at next traffic light onto Galleria Drive.